Exhibit 10.1.1
ASPEN AEROGELS, INC.
2001 EQUITY INCENTIVE PLAN, AS AMENDED THROUGH May 16, 2011
     SECTION 1. Purpose; Definitions. The purposes of the Aspen Aerogels, Inc. 2001 Equity Incentive Plan (the “Plan”) are to: (a) assist Aspen Aerogels, Inc., a Delaware corporation (the “Company”), and its affiliated companies in recruiting and retaining highly qualified employees, directors and consultants; (b) provide those employees, directors and consultants with an incentive for productivity; and (c) provide those employees, directors and consultants with an opportunity to share in the growth and value of the Company.
          For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:
          a. “Affiliate” means, with respect to a person or entity, a person that directly or indirectly controls, or is controlled by, or is under common control with such person or entity.
          b. “Award” means a grant of Options or Restricted Shares pursuant to the provisions of this Plan.
          c. “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
          d. “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in this Plan to the “Board” will be deemed to also refer to that Committee in connection with administrative matters to be performed by that Committee.
          e. “Cause” exists when the Participant (as determined by the Board, in its sole discretion):
               (i) engages in any type of disloyalty to the Company or any of its Affiliates, including without limitation, fraud, embezzlement, theft, or dishonesty in the course of his employment or engagement, or otherwise breaches any fiduciary duty owed to the Company or any of its Affiliates;
               (ii) is convicted of a felony or a misdemeanor involving moral turpitude;
               (iii) enters a plea of guilty or nolo contendere to a felony or a misdemeanor involving moral turpitude;
               (iv) discloses any confidential, proprietary, business or technical information or trade secret of the Company or of any of its
Affiliates; or
               (v) breaches any agreement with or duty to the Company.

          “Cause” is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Board’s finding of “Cause” occur prior to termination. If the Board determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute “Cause,” then the right to exercise any Option is forfeited.
          f. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
          g. “Committee” will mean a committee appointed by the Board in accordance with Section 2 of this Plan.
          h. “Common Stock” means the Company’s Common Stock, $0.001 par value.
          i. “Director” means a member of the Board.
          j. “Disability” will mean a disability which renders an individual unable to perform the full extent of his duties and responsibilities to the Company or its subsidiaries by reason of his illness or incapacity which would entitle that employee or Director to receive Social Security Disability Income under the Social Security Act, as amended, and the regulations promulgated thereunder. “Disabled” will mean having a Disability. The determination of whether a Participant is Disabled will be made by the Board, whose determination will be conclusive; provided, however, that if a Participant is bound by the terms of an employment or consulting agreement between the Participant and the Company, whether the Participant is “Disabled” for purposes of the Plan will be determined in accordance with the procedures set forth in said employment agreement, if such procedures are therein provided.
          k. “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          l. “Fair Market Value” means, as of any date: (i) if the Shares are not listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the value of such Shares on that date, as determined by the Board in good faith; or (ii) if the Shares are listed or admitted to unlisted trading privileges on a nationally recognized stock exchange, the closing price of the Shares as reported on the principal nationally recognized stock exchange on which the Shares are traded on such date, or if no Share prices are reported on such date, the closing price of the Shares on the next preceding date on which there were reported Share prices.
          m. “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
          n. “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under Section 162(m).

          o. “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
          p. “Option” means any option to purchase Shares (including Restricted Shares, if the Committee so determines) granted pursuant to Section 5 hereof.
          q. “Participant” means an employee, consultant or Director of the Company or any of its Affiliates to whom an Award is granted.
          r. “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
          s. “Restricted Shares” means Shares that are subject to restrictions pursuant to Section 9 hereof.
          t. “Share” means a share of Common Stock, $0.001 par value, of the Company, subject to substitution or adjustment as provided in Section 3(c) hereof.
          u. “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.
          v. “Survivors” means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to an Option by will or by the laws of descent and distribution.
     SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.
          Any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Securities Exchange Act of 1934, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
          Members of the Board who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.

          The Board will have full authority to grant Awards under this Plan. In particular, the Board will have the authority:
          a. to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);
          b. to determine the type of Award to be granted to any person hereunder;
          c. to determine the number of Shares, if any, to be covered by each such Award;
          d. to establish the terms and conditions of each Award Agreement;
          e. to determine whether and under what circumstances an Option may be exercised without a payment of cash under Section 5(d); and
          f. to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award may be deferred either automatically or at the election of the Participant.
          The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); to amend the terms of any Award Agreement, provided that the Participant consents to such amendment; and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.
          All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No member of the Board will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
     SECTION 3. Shares Subject to the Plan.
          a. Shares Subject to the Plan. The Shares to be subject to Options or Restricted Shares under the Plan will be authorized and unissued Shares of the Company, whether or not previously issued and subsequently acquired by the Company. The maximum number of Shares that may be subject to Options or Restricted Shares under the Plan is 15,845,806 subject to adjustment by the Board, and the Company will reserve for the purposes of the Plan, out of its authorized but unissued Shares, such number of Shares. Notwithstanding anything to the contrary in this Section 3(a) or this Plan, upon exercise of any Option the Shares issuable therefore shall be issued from the treasury stock of the Company.
          b. Effect of the Expiration or Termination of Awards. If and to the extent that an Option expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option will again become available for grant under the Plan. Similarly, if and to the extent that any Restricted Share is canceled, repurchased or forfeited for any reason, that Share will again become available for grant under the Plan.
          c. Other Adjustment. Upon the occurrence of any of the following events, a Participant’s rights with respect to any Option granted to him or her hereunder which has not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Award Agreement:
               (i) Stock Dividends and Stock Splits. If the Shares shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of Shares deliverable upon the exercise of such Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.
               (ii) Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company’s assets or otherwise (an “Acquisition”), the Board or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Board, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (either to the extent then exercisable or, at the discretion of the Board, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.
               (iii) Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph (ii) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Option had been exercised prior to such recapitalization or reorganization.
               (iv) Modification of Incentive Stock Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph (i), (ii) or (iii) with respect to Incentive Stock Options shall be made only after the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a “modification” of such Options (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such Incentive Stock Options. If the Board determines that such adjustments made with respect to Incentive Stock Options would constitute a modification of such Options, it may refrain from making such adjustments, unless the holder of an Incentive

Stock Options specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Incentive Stock Options.
     SECTION 4. Eligibility. Employees, directors, consultants, and other individuals who provide services to the Company or its Affiliates are eligible to be granted Awards under the Plan. Persons who are not employees of the Company or a Subsidiary are eligible to be granted Awards, but are not eligible to be granted Incentive Stock Options.
     SECTION 5. Options. Options granted under the Plan may be of two types: (i) Incentive Stock Options or (ii) Non-Qualified Stock Options. Options may be granted alone or in addition to other Awards. Any Option granted under the Plan will be in such form as the Board may from time to time approve.
          The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:
          a. Option Price. The exercise price per Share purchasable under a Non-Qualified Stock Option will be determined by the Board. The exercise price per Share purchasable under an Incentive Stock Option will be not less than 100% of the Fair Market Value of the Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.
          b. Option Term. The term of each Option will be fixed by the Board, but no Option will be exercisable more than ten (10) years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company or of a Subsidiary may not have a term of more than five (5) years. No Option may be exercised by any person after expiration of the term of the Option.
          c. Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board at the time of grant. If the Board provides, in its discretion, that any Option is exercisable only in installments, the Board may waive such installment exercise provisions at any time at or after grant, in whole or in part, based on such factors as the Board determines, in its sole and absolute discretion.
          d. Method of Exercise. Subject to the exercise provisions under Section 5(c) and the termination provisions set forth in Section 6, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by giving written notice of exercise to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by certified or bank check, or such other means as the Board may accept. As determined by the Board, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made in the form of previously acquired Shares based on the Fair Market Value of the Shares on the date the

Option is exercised; provided, however, that unless the Company’s accountants advise it that no adverse accounting treatment will result from the payment of the exercise price in the form of previously acquired Shares, previously acquired Shares may not be used to pay such exercise price with respect to any Shares issued pursuant to this Agreement until six months have elapsed from the issuance of such previously acquired Shares; and provided, further, that, in the case of an Incentive Stock Option, the right to make a payment in the form of previously acquired Shares may be authorized only at the time the Option is granted.
          No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a shareholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in Section 10(a) hereof.
          e. Incentive Stock Option Limitations.. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its parent or any Subsidiary of the Company will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. Any Option not meeting such limitation will be treated for all purposes as a Non-Qualified Stock Option.
          f. Termination of Employment. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 6 with respect to exercise upon termination of employment.
     SECTION 6. Termination of Service. Unless otherwise specified with respect to a particular Award, Options granted hereunder will remain exercisable after termination of employment only to the extent specified in this Section 6.
          a. Termination by Reason of Death. In the event of the death of the Participant while an employee of the Company or of an Affiliate, the Option shall be exercisable by the Participant’s Survivors within one (1) year after the date of death of the Participant or, if earlier, within the originally prescribed term of the Option.
          b. Termination by Reason of Disability. In the event of the Disability of the Participant, as determined in accordance with the Plan, the Option shall be exercisable within one (1) year after the Participant’s termination of employment or, if earlier, within the term originally prescribed by the Option.
          c. Cause. In the event a Participant’s service to the Company or one of its Affiliates is terminated by the Company or such an Affiliate for “Cause”, the Participant’s right to exercise any unexercised portion of Options shall cease as of such termination, and such Options shall thereupon terminate. Notwithstanding anything herein to the contrary, if subsequent to the Participant’s termination of service to the Company or one of its Affiliates for “Cause”, but prior to the exercise of the Option, the Board determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute “Cause,” then the Participant shall immediately cease to have any right to exercise the Option and this Option shall thereupon terminate.
          d. Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, or on such accelerated basis as the Board may determine at or after grant, for a period expiring (i) at such time as may be specified by the Board at or after the time of grant, or (ii) if not specified by the Board, then 90 days from the date of termination of service, or (iii) if sooner than the applicable period specified under (i) or (ii) above, then upon the expiration of the stated term of such Option.
     SECTION 7. Restricted Shares.
          a. Issuance. Restricted Shares may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Shares may be subject to forfeiture, and all other conditions of such Awards.
          b. Awards and Certificates. The Award Agreement evidencing the grant of any Restricted Shares will contain such terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion. The prospective recipient of an Award of Restricted Shares will not have any rights with respect to such Award, unless and until such recipient has executed an Award Agreement and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such Award. The purchase price for Restricted Shares may, but need not, be zero.
          A share certificate will be issued in connection with each Award of Restricted Shares. Such certificate will be registered on the Company’s books in the name of the Participant receiving the Award, and will bear the following legend as well as any other legend required by this Plan, the Award Agreement, the Company’s shareholders’ agreement, or by applicable law:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE) OF THE ASPEN AEROGELS, INC. 2001 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND ASPEN AEROGELS, INC. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF ASPEN AEROGELS, INC. AND WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.
          Share certificates evidencing Restricted Shares be held in custody by the Company or in escrow by an Escrow Agent until the restrictions thereon have lapsed, and that, as a condition of any Restricted Share Award, the Participant deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
          c. Restrictions and Conditions. The Restricted Shares awarded pursuant to this Section 7 will be subject to the following restrictions and conditions:
               (i) During a period commencing with the date of grant of an Award of Restricted Shares and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Shares awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Shares upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.
               (ii) Prior to the expiration of the Restriction Period, the Participant will not be entitled to receive any cash distributions or dividends paid with respect to Restricted Shares and will not be entitled to vote such Restricted Shares. A Participant will be entitled to receive any distributions or dividends paid in the form of securities with respect to Restricted Shares, but such securities will be subject to the same terms and conditions as the Restricted Shares with respect to which they were paid, including, without limitation, the same Restriction Period.
               (iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company terminates prior to the expiration of the Restriction Period for reasons other than death or Disability, all of that Participant’s Restricted Shares which then remain subject to forfeiture will be forfeited.
               (iv) Upon the death or Disability of a Participant during the Restriction Period:
                    (A) restrictions based on continued employment will lapse with respect to a percentage of the Restricted Shares granted to the Participant that is equal to the percentage of the Restriction Period that has elapsed as of the date of death or the date on which such Disability commenced (as determined by the Board in its sole discretion), and
                    (B) restrictions based on individual or corporate performance will lapse to the extent determined by the Board in its sole discretion.
               (v) In the event of hardship or other special circumstances of a Participant whose service with the Company is involuntarily terminated (other than for Cause), the Board may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such Participant’s Restricted Shares, based on such factors as the Board may deem appropriate.
               (vi) If and when the Restriction Period expires without a prior forfeiture of the Restricted Shares subject to such Restriction Period (or if and when the restrictions applicable to Restricted Shares lapse pursuant to Sections 7(c)(iv) or 7(c)(v)), the certificates for such Shares will be replaced with new certificates, without the restrictive legend described in Section 7(b), and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s Survivors (if the Participant has died).
     SECTION 8. Amendments and Termination. The Board may amend, alter or discontinue the Plan at any time, but no amendment, alteration or discontinuation will be made which would impair the rights of a Participant with respect to an Award that is outstanding under the Plan, without the Participant’s consent, or which, without the approval of such amendment within one year (365 days) of its adoption by the Board, by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of the Company’s outstanding voting shares is present (either in person or by proxy), would: (i) increase the total number of Shares reserved for the purposes of the Plan (except as otherwise provided in Section 3(c)), or (ii) change the persons or class of persons eligible to receive Awards.
     SECTION 9. Unfunded Status of Plan. The Plan is intended to be “unfunded.” With respect to any payments not yet made to a Participant by the Company, nothing contained herein will give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Board may authorize the creation of grantor trusts or other arrangements to meet the obligations created under the Plan to deliver Shares or payments in lieu of Shares or with respect to other Awards hereunder.
     SECTION 10. General Provisions.
          a. The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate. The certificate evidencing any Award and any securities issued pursuant thereto may include any legend which the Board deems appropriate to reflect any restrictions on transfer and compliance with securities laws.
          All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of the Securities Act of 1933, as amended, the Exchange Act, any stock exchange upon which the Shares are then listed, and any other applicable Federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          b. Nothing contained in the Plan will prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.
          c. The adoption of the Plan will not confer upon any employee of the Company or a Subsidiary any right to continued employment with the Company or such Subsidiary, nor will it interfere in any way with the right of the Company or such Subsidiary to terminate the employment of any of its employees at any time.

          d. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award under the Plan, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.
          e. The Board will establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid.
          f. Except as may otherwise be specifically determined by the Board with respect to a particular Award, no Award will be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and all Awards will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.
     SECTION 11. Effective Date of Plan. This Plan will become effective on the date that it is approved by a majority of the votes cast at a duly held shareholder meeting at which a quorum representing a majority of Company’s outstanding voting shares is present, either in person or by proxy.
     SECTION 12. Term of Plan. This Plan will continue in effect until terminated in accordance with Section 8; provided, however, that no Incentive Stock Option will be granted hereunder on or after the tenth (10th) anniversary of the date of shareholder approval of the Plan; but provided further, that Incentive Stock Options granted prior to such tenth anniversary may extend beyond that date.
     SECTION 13. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
     SECTION 14. Governing Law. This Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws and judicial decisions of the State of Delaware, without regard to the application of the principles of conflicts of laws.
     SECTION 15. Board Action. Notwithstanding anything to the contrary set forth in this Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with this Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:
          a. the Company’s governing documents (as the same may be amended and/or restated from time to time); and
          b. any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).
     SECTION 16. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be addressed to the Company in care of its Secretary (or such other person as the Company may designate from time to time) at its principal executive office, and any notice to be given to a Participant shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his or her Award Agreement, or at such other address as such Participant may hereafter designate in writing to the Company. Any such notice shall be deemed duly given on the date and at the time delivered via personal, courier or recognized overnight delivery service or, if sent via telecopier, on the date and at the time telecopied with confirmation of delivery or, if mailed, on the date five (5) days after the date of the mailing (which shall be by regular, registered or certified mail). Delivery of a notice by telecopy (with confirmation) shall be permitted and shall be considered delivery of a notice notwithstanding that it is not an original that is received.
     SECTION 17. Dissolution or Liquidation of the Company. Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.
     SECTION 18. Issuances of Securities. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.
     SECTION 19. Fractional Shares. No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.
     SECTION 20. Conversion of Incentive Stock Options into Non-Qualified Stock Options; Termination of Incentive Stock Options. The Board, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s Incentive Stock Options (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Stock Options at any time prior to the expiration of such Incentive Stock Options, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Board (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Stock Options as the Board in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s Incentive Stock Options converted into Non-Qualified Stock Options, and no such conversion shall occur until and unless the Board takes appropriate action. The Board, with the consent of the Participant, may also terminate any portion of any Incentive Stock Option that has not been exercised at the time of such conversion.
     SECTION 21. Notice to Company of Disqualifying Disposition. Each Participant who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Key Employee makes a “Disqualifying Disposition” of any Shares acquired pursuant to the exercise of an Incentive Stock Option. A “Disqualifying Disposition” is any disposition (including any sale) of such shares before the later of (a) two years after the date the Participant was granted the Incentive Stock Option, or (b) one year after the date Participant acquired Shares by exercising the Incentive Stock Option. If the Participant has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.